UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018 (May 30, 2018)

J. ALEXANDER’S HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-37473	47-1608715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37203

(Address of Principal Executive Offices)                (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2018, J. Alexander’s Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). As of March 27, 2018, the record date for the Annual Meeting, there were 14,695,176 shares of common stock outstanding. A quorum of 14,026,688 shares of common stock was present or represented by proxy at the Annual Meeting.

The matters submitted to a vote of shareholders at the Annual Meeting and a tabulation of the voting results with respect to each matter are as follows:

(1)	Election of Directors:

	For	Withheld
Douglas K. Ammerman	7,893,615	4,150,030
Lonnie J. Stout II	8,348,530	3,695,115

There were 1,983,043 broker non-votes for each nominee.

(2)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

For	Against	Abstain
13,893,536	129,883	3,269

There were no broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Holdings, Inc.

Date: May 31, 2018	By:	/s/ Mark A. Parkey
Mark A. Parkey Chief Financial Officer & Executive Vice President

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